Exhibit 99.1

For more information contact:

Craig Holmes

Chief Financial Officer

DG

972/827-9458

JoAnn Horne

Market Street Partners

415/445-3233

DIGITAL GENERATION ANNOUNCES RECEIPT

OF NASDAQ NOTICE OF POTENTIAL DELISTING

AND REAFFIRMS ANNUAL MEETING ON FEBRUARY 21, 2013

DALLAS, TX—January 9, 2013—Digital Generation, Inc. (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that it has received a letter from NASDAQ notifying the Company that it is subject to delisting from the NASDAQ Capital Market for failure to hold its 2012 annual meeting of stockholders prior to December 31, 2012.

The Company will appeal this determination of noncompliance and potential delisting pursuant to NASDAQ procedures by seeking a hearing before a NASDAQ hearing panel.  The Company’s request for a hearing will stay the suspension and delisting action pending the issuance of a written decision by the NASDAQ hearing panel. The Company cannot assure that the Company’s appeal hearing will be successful.  In connection with the NASDAQ hearing, the Company will inform NASDAQ about the special circumstances relating to the Company’s continuing consideration of its strategic options and the Company’s commitment to hold the annual meeting on February 21, 2013.

As previously announced on November 30, 2012, the Company has scheduled its annual meeting of stockholders on February 21, 2013. In setting the stockholder meeting date for February 21, 2013, the Board of Directors considered the recommendation of its Special Committee reviewing strategic alternatives to defer the 2012 annual meeting of stockholders until the Company can report the results of the Company’s strategic alternatives process.  As previously announced, the Company has extended the period during which stockholders can give notice to the Company regarding nominations for the election of directors and stockholder proposals for consideration at the next annual meeting from its due date under the Company’s bylaws until January 18, 2013.  The strategic alternatives process is continuing and is expected to be completed in the near future.  The Company does not intend to disclose developments in this process until such time as the Board of Directors determines to enter into any transaction or the Company otherwise deems further disclosure appropriate.  The Company will make disclosures regarding the Special Committee process prior to the annual meeting on February 21, 2013.  The record date for the annual meeting will be January 24, 2013.  The location and time of the annual meeting will be included in the Company’s definitive proxy statement which will be filed with the Securities and Exchange Commission and sent to the DG stockholders prior to the annual meeting.

About DG

DG connects over 11,000 global advertisers and agencies with their targeted audiences through an expansive network of over 6,000 television broadcast stations and over 11,500 web publishers in 75 countries. The Company’s television division utilizes best-in-class network and content management technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively. The Company’s online division, MediaMind, allows marketers to benefit from optimized management of online advertising campaigns while maximizing data driven advertising. For more information, visit www.DGit.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts are forward-looking statements.  These statements include descriptions regarding the intent of DG with respect to the consummation of the strategic alternatives process described herein.  Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the strategic alternatives process to fail for a variety of reasons, including factors discussed under the heading “Risk Factors” in DG’s Annual Report on form 10-K filed on February 29, 2012 and additional reports DG files with the Securities and Exchange Commission.